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                                                               Exhibit 23(a)


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-132322 on Form S-3 of our reports dated August 31, 2005, relating to (1) the consolidated financial statements and financial statement schedule of Delta Natural Gas Company, Inc. (which reports express an unqualified opinion on the Company's consolidated financial statements and financial statement schedule and include an explanatory paragraph referring to the Company's change effective July 1, 2002 in its accounting for asset retirement obligations), and (2) management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Delta Natural Gas Company, Inc. for the year ended June 30, 2005 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio
March 27, 2006